Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into as of September 18, 2012, by and between Verdad Telecom, Inc. (“Lender”) and GREEN STAR ALTERNATIVE ENERGY, INC., a Nevada corporation (“Debtor”).

RECITALS

A. Debtor has issued to Lender a Secured Promissory Note (such Note, as the same may be modified, amended, supplemented or restated from time to time, the “Note”) in the aggregate principal amount of $209,800. All terms not otherwise defined herein shall have the meaning set forth in the Note.

B. As security for the payment and performance of its obligations to the Lender under the Note, it is the intent of Debtor to grant to Lender a security interest in all of the Collateral, on the terms and conditions provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

1.	Grant of Security Interest. Debtor hereby pledges and grants to Lender, a security interest in the Collateral (as defined in Section 2) to secure payment and performance of the Obligations (as defined in Section 3).
2.	Collateral. The collateral shall consist of all right, title and interest of Debtor as of the date hereof in and to the following properties, assets and rights of the Debtor, wherever located (all of the same being hereinafter called, the “Collateral”): all personal and fixture property of every kind and nature including, without limitation, all goods (including, without limitation, inventory, equipment (including, without limitation, computer hardware and software, furniture, furnishings and fixtures), instruments (including, without limitation, promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, patents and patent applications, copyrights and copyrighted works, trademarks, service marks and logos, computer software programs, and all general intangibles (including all payment intangibles). For the avoidance of doubt, the Collateral specifically excludes any and all personal property of Debtor acquired after the date hereof.

3.	Obligations. The obligations of Debtor secured by this Security Agreement shall consist of any and all debts, obligations and liabilities of Debtor to Lender, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, which are created or incurred, arising out of, connected with or related to the Note, including, without limitation, this Security Agreement and all amendments of the Note (collectively, the “Obligations”).
4.	Representations and Warranties. Debtor hereby represents and warrants to Lender as of the date hereof, that: (a) except for the liens listed on Schedule A attached to the Note, and the liens granted to Lender hereunder, Debtor is the owner of the Collateral with the right, power and authority to grant a security interest in its right, title and interest therein to Lender and no other person has any right, title, claim, license or interest (by way of security interest or other lien, charge or otherwise) in, against or to the Collateral; (b) Debtor has full power and authority to execute this Security Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest created hereby; (c) this Security Agreement is effective to create a valid security interest and, upon the filing of the appropriate financing statements, a perfected security interest in favor of Lender in the Collateral, and (d) all action by Debtor necessary to protect and perfect such security interest has been duly taken.

5.	Covenants of Debtor. Debtor hereby agrees (a) to do all acts that may be necessary to maintain, preserve and protect the Collateral and not to fail to renew and not to abandon any Collateral; (b) to pay promptly prior to delinquency all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral; (c) to notify Lender promptly of any change in Debtor’s name or place of business, or, if Debtor has more than one place of business, its chief executive office; (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably necessary to perfect, maintain and protect Lender’s security interest hereunder and the priority thereof; (e) to permit Lender to inspect the Collateral at any reasonable time, wherever located; (f) not to sell, encumber or otherwise dispose of or transfer any Collateral or right or interest therein except as hereinafter provided, and to keep the Collateral free of all security interests, other liens or charges, except those approved in writing by Lender; (g) to keep the Collateral in good order and repair; (h) to keep the Collateral and the records concerning the Collateral at the location(s) set forth in Section 16 and not to remove the Collateral from such location(s) without fifteen (15) days notice to Lender; and (i) to comply with all laws, regulations and ordinances relating to the possession and control of the Collateral.
6.	Authorized Action by Lender. In the event any principal of the Note is not paid when due, Debtor hereby designates and appoints Lender as attorney-in-fact of Debtor irrevocably and with power of substitution, with authority to execute and deliver for and on behalf of Debtor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of Debtor of any rights, benefits or options created or existing under or pursuant to this Security Agreement; provided, that Lender shall deliver to the Debtor a copy of any such instruments, documents, agreements and other writings. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid. It is further agreed and understood between the parties hereto that such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Lender’s control.

7.	Default and Remedies. In the event any principal of the Notes is not paid when due, Lender may, at its option, do any one or more of the following: (a) foreclose or otherwise enforce Lender’s security interest in any manner permitted by law, or provided for in this Security Agreement; (b) sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine; (c) recover from Debtor all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy provided by this Security Agreement or by law; and (d) enter onto property where any Collateral is located and take possession thereof with or without judicial process. In the event any principal of the Note is not paid when due, Debtor agrees to execute any and all documents reasonably requested by Lender to enable it to exercise its rights hereunder.
8.	Cumulative Rights. The rights, powers and remedies of Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any statute or rule of law, the Note or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s security interest in the Collateral.

9.	Waiver. Any forbearance or failure to delay by Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender.

10.	Successors and Assigns; Amendment. This Security Agreement and all rights and obligations hereunder shall be binding upon Debtor and its successors and assigns, and shall inure to the benefit of Lender and its respective successors and assigns. Neither this Security Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Security Agreement and to the provisions so modified or limited, and executed by the parties hereto.
11.	Entire Agreement; Severability. This Security Agreement and the Note contain the entire agreement between Lender and Debtor with regard to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

12.	Choice of Law. THIS SECURITY AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them under Nevada Law.
13.	Residence; Trade Name; Collateral Location Records. Debtor represents and warrants that its chief executive office is located at the address set forth on the signature page to this Security Agreement.

14.	Notice. All notices and other communications required to be delivered to any party (a) must be in writing, (b) must be personally delivered, transmitted by a recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth on the signature pages to this Security Agreement. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three (3) days after delivery to the courier if transmitted by courier, or the date of transmission with confirmation if transmitted by facsimile, whichever occurs first. Any party may change its address or facsimile number for purposes hereof by notice to all other parties.
15.	Miscellaneous. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Security Agreement may only be amended by a writing duly executed by the parties hereto. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Security Agreement as of the date first set forth above.

“Debtor”	“Lender”
Green Star Alternative Energy, Inc. a Nevada corporation By: /s/ Eric Stoppenhagen Name: Eric Stoppenhagen Title: President	Verdad Telecom, Inc. By: /s/ Eric Stoppenhagen Name: Eric Stoppenhagen Title: President